Exhibit 32.1

Certification of Chief Executive Officer and Interim Principal Financial Officer

Pursuant to 18 U.S.C. § 1350, as created by Section 906 of the Sarbanes-Oxley Act of 2002, the undersigned officers of Accuray Incorporated, a Delaware corporation (the “Company”) hereby certifies, to such officers’ knowledge, that:

(i)     the accompanying Quarterly Report on Form 10-Q of the Company for the three months ended September 27, 2008 (the “Report”) fully complies with the requirements of Section 13(a) or Section 15(d), as applicable, of the Securities Exchange Act of 1934, as amended; and

(ii)    the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: December 19, 2008

/s/ Euan S. Thomson
Euan S. Thomson, Ph.D.
President and Chief Executive Officer

/s/ Holly R. Grey
Holly R. Grey Senior Vice President and Interim Principal Financial Officer